EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C:
  Matters submitted to a vote of security holders

EXHIBIT C:
  Attachment to item 77G:
  Changes in security for debt

EXHIBIT D:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT E:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT F
  Attachment to item 77Q1
  Exhibits
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EXHIBIT A:

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and
Shareholders of AB Funds Trust

In planning and performing our audit of the financial statements of AB Funds Trust (the "Trust") for the year ended December 31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 23, 2005




EXHIBIT B:
Item 77C - Submission of Matters to a Vote of Security
Holders

Please refer to the Definitive Information Statement on Form DEF 14C (No. 811-10263) filed with the U.S. Securities and Exchange Commission (the "SEC") on November 5, 2004, with respect to AB Funds Trust.



EXHIBIT C:
Question 77-G Securities in Default

SECURITY:  United Air Lines, Inc.
DEFAULT REASON:  Bankruptcy
DATE OF DEFAULT:  01/21/2003
AMOUNT/$1,000 SHARES:  200
TOTAL AMOUNT IN DEFAULT:  $245,389


SECURITY:  United Air Lines, Inc.
DEFAULT REASON:  Bankruptcy
DATE OF DEFAULT:  04/19/2003
AMOUNT/$1,000 SHARES:  300
TOTAL AMOUNT IN DEFAULT:  $363,289




EXHIBIT D:

Item 77I - Terms of New or Amended Securities

Please refer to the Securities Act of 1933/The Investment
Company Act of 1940 Post Effective Amendment No.
8/Amendment No. 10 to the Registration Statement on Form N-
1A of AB Funds Trust filed on September 7, 2004.




EXHIBIT E:

AB FUNDS TRUST
Medium-Duration Bond Fund

Quarterly Report from Adviser for the Quarter Ended September 30, 2003

PROCEDURES PURSUANT TO RULE 10F-3*

Name of Underwriters
Goldman, Sachs & Co.,
Citigroup, Banc of America
Securities LLC, BNP Paribas,
Deutsche Bank Securities,
Scotia Capital, Calyon, JP Morgan

Name of Issuer
SBC Communications

Title of Security
SBC 4.125
9/15/09

Date of Prospectus
10/27/04

Amount of Total Offering
2,250,000,000

Unit Price
99.9780

Underwriting Discount
0.350%

Rating
A2/A/A+

Maturity Date
9/15/09

Current Yield
4.126%

Yield to Maturity
4.131%

Subordination Features
Notes

Nature of Political Entity,
if any, including in the
case of revenue bonds,
underlying entity supplying
the revenue
N/A

Total Par Value of Bonds Purchased
524,884.50

Dollar Amount of Purchases
$524,884.50

Number of Shares Purchased
525,000

Years of Continuous Operation
The company has been in
continuous operation for
greater than three years.

% of Offering Purchased by Fund
0.02%

% of Offering Purchased by Associated Funds
2.46%

Sum of (18) and (19)**
2.48%

% of Fund's Total Assets Applied to Purchase
0.2%

Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
JPM

Is Goldman, Sachs & Co. a Manager or Co-Manager of Offering?
Yes

Were Purchases Designated as
Group Sales or otherwise
allocated to Goldman, Sachs & Co.?
No

Have the following conditions been satisfied:

(a)	The securities were part of an issue
registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?
Yes

 (b)	The securities were purchased prior to the
end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
Yes

(c)	The underwriting was a firm commitment underwriting?
Yes

(d)	With respect to any issue of municipal
securities to be purchased, did te securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?
Yes

*	Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman
Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman
Sachs Trust.

**	May not exceed, when added to purchases of other investment
companies advised by Goldman Sachs Asset Management, L.P.
("GSAM") or Goldman Sachs Asset Management International
("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class securities being offered, except that in the case of an Eligible Rule
144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to QIBs plus (B) the principal amount of the class of securities being offered in any concurrent offering.



AB FUNDS TRUST
Medium-Duration Bond Fund

Quarterly Report from Adviser for the Quarter Ended September 30, 2004

PROCEDURES PURSUANT TO RULE 10F-3*

Name of Underwriters
Morgan Stanley, DBS Bank
Ltd., Deutsche Bank, Goldman
Sachs (Singapore) Pte., JP
Morgan, UBS Investment Bank

Name of Issuer
DBS Bank Ltd/Singapore

Title of Security
DEB BK SINGAPORE
DDSSP 11/15/2019

Date of Prospectus
9/23/04

Amount of Total Offering
750,000,000

Unit Price
99.70

Underwriting Discount
..125%**

Rating
Aa3/A-/A+

Maturity Date
11/15/2019

Current Yield
Variable

Yield to Maturity
5.037%

Subordination Features
Fix-to-Float Bonds

Nature of Political Entity,
if any, including in the case of revenue bonds, underlying entity supplying the revenue
N/A

Total Par Value of Bonds Purchased
750,000

Dollar Amount of Purchases
$747,750.00

Number of Shares Purchased
750,000

Years of Continuous Operation
The company has been in
continuous operation for
greater than three years.

% of Offering Purchased by Fund
0.1%

% of Offering Purchased by Associated Funds
4.5667%

Sum of (18) and (19)**
4.6667%

% of Fund's Total Assets Applied to Purchase
0.4%

Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
MS

Is Goldman, Sachs & Co. a Manager or Co-Manager of Offering?
Yes

Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs & Co.?
No

Have the following conditions been satisfied:

(a)	The securities were part of an issue registered under the
Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section
3(a)(29) of the Securities Exchange Act
of 1943, or were securities sold in an
Eligible Foreign Offering or were
securities sold in an Eligible Rule 144A Offering?
Yes

(b)	The securities were purchased prior to the
end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
Yes

(c)	The underwriting was a firm commitment underwriting?
Yes

 (d)	With respect to any issue of municipal
securities to be purchased, did te securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?
Yes

*	Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman
Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman
Sachs Trust.

**	May not exceed, when added to purchases of other investment
companies advised by Goldman Sachs Asset Management, L.P.
("GSAM") or Goldman Sachs Asset Management International
("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class securities being offered, except that in the case of an Eligible Rule
144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to QIBs plus (B) the principal amount of the class of securities being offered in any concurrent offering.



AB FUNDS TRUST
Medium-Duration Bond Fund
Quarterly Report from Adviser for the Quarter Ended September 30, 2004 PROCEDURES PURSUANT TO RULE 10F-3*

Name of Underwriters
Goldman, Sachs & Co., JP Morgan, Lehman Brothers,
Merrill Lynch & Co., Morgan Stanley

Name of Issuer
Telecom Italia Capital

Title of Security
TITIM 4.95
9/30/2014

Date of Prospectus
9/28/04

Amount of Total Offering
1,250,000,000

Unit Price
99.6510

Underwriting Discount
0.45%

Rating
Baa2/BBB+/A-

Maturity Date
9/30/2014

Current Yield
4.967%

Yield to Maturity
4.995%

Subordination Features
Company Guaranty

Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue
N/A

Total Par Value of Bonds Purchased
747,382.50

Dollar Amount of Purchases
$747,382.50

Number of Shares Purchased
750,000

Years of Continuous Operation
The company has been in
continuous operation for
greater than three years.

% of Offering Purchased by Fund
0.06%

% of Offering Purchased by Associated Funds
3.94%

Sum of (18) and (19)**
4.00%

% of Fund's Total Assets Applied to Purchase
0.33%

Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
LB

Is Goldman, Sachs & Co. a Manager or Co-Manager of Offering?
Yes

Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs & Co.?
No

Have the following conditions been satisfied:

(a)	The securities were part of an issue registered under the
Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section
3(a)(29) of the Securities Exchange Act
of 1943, or were securities sold in an
Eligible Foreign Offering or were
securities sold in an Eligible Rule 144A Offering?
Yes

(b)	The securities were purchased prior to the
end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
Yes

(c)	The underwriting was a firm commitment underwriting?
Yes

(d)	With respect to any issue of municipal
securities to be purchased, did te
securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?
Yes

*	Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman
Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman
Sachs Trust.

**	May not exceed, when added to purchases of other investment
companies advised by Goldman Sachs Asset Management, L.P.
("GSAM") or Goldman Sachs Asset Management International
("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class securities being offered, except that in the case of an Eligible Rule
144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to QIBs plus (B) the principal amount of the class of securities being offered in any concurrent offering.



AB FUNDS TRUST
Medium-Duration Bond Fund

Quarterly Report from Adviser for the Quarter Ended September 30, 2004

PROCEDURES PURSUANT TO RULE 10F-3*

RULE 10f-3 REPORT FORM FOR ADVISERS
AB Funds Trust

Record Of Securities Purchased
Under The Trusts Rule 10f-3 Procedures

Name of Fund: Low-Duration Bond Fund

Name of Issuer : Eksportfinans AS

Underwriter from whom purchased : Goldman Sachs
International

"Affiliated Underwriter" managing or participating in underwriting syndicate :
ABN AMRO Incorporated

Aggregate principal amount of purchase by all investment companies advised by the Adviser : $ 1,630,000

Aggregate principal amount of offering : $1,000,000,000

Purchase price (net of fees and expenses) : 99.713

Offering price at end of first day on which any sales were made : 99.707

Date of Purchase : 11/16/04

Date offering commenced : 11/16/04

Commission, spread or profit : 0.075%

Have the following conditions been satisfied :

The securities are :
part of an issue registered under the Securities Act of 1933 which is being offered to the public, YES part of an issue of government securities

Eligible Municipal Securities

sold in an Eligible Foreign Offering ; OR

sold in an Eligible Rule 144A Offering?

(see the AB Funds Trust Rule 1 Of-3 Procedures for definitions of the defined terms used herein .)

(1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issuer) ; YES

(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

The underwriting was a firm commitment
underwriting?  YES

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period? YES

The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors have been in continuous operation for not less than three years? YES

(1) The amount of the securities, other than those sold
in and Eligible Rule 144A Offering (see below), purchased
by all of the investment companies advised by the
Adviser did not exceed 25% of the principal amount
of the offering ; OR   YES

(2) If the securities purchased were sold in an Eligible
Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser did not exceed 25% of the total of:

(iii) The principal amount of the offering of such class sold by underwriters of members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(iv) The Principal amount of the offering of such class in any concurrent public offering?

(1) No affiliated underwriter of the purchasing Fund
was a direct or indirect participant in or beneficiary
of the sale; OR    YES

(2) With respect to the purchase of Eligible Municipal securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

Information has or will be timely supplied to the Appropriate officer of the Trust for inclusion on SEC Form N-SAR
And quarterly reports to the Trustees?  YES

I have submitted these answers and completed this form based on all Available information.

Name: Spencer Fle ng
Title : Vice President
Date: January 7, 2005




RULE 10f-3 REPORT FORM FOR ADVISERS
AB Funds Trust
Record Of Securities Purchased
Under The Trusts Rule 10f-3 Procedures

Name of Fund: Low-Duration Bond Fund

Name of Issuer: Honda Auto Receivables Owner Trust

Underwriter from whom purchased : Wachovia Securities

"Affiliated Underwriter" managing or participating in underwriting syndicate : ABN AMRO Incorporated

Aggregate principal amount of purchase by all investment companies advised by the Adviser: $ 2,700,000

Aggregate principal amount of offering: $475,000,000

Purchase price (net of fees and expenses) : 99.985

Offering price at end of first day on which any sales were made: 99.985

Date of Purchase : 10/20/04

Date offering commenced : 10/20/04

Commission, spread or profit : 0.22%


Have the following conditions been satisfied :

The securities are :
part of an issue registered under the Securities Act of 1933 which is being offered to the public, YES part of an issue of government securities

Eligible Municipal Securities

sold in an Eligible Foreign Offering ; OR

sold in an Eligible Rule 144A Offering?

(see the AB Funds Trust Rule 10f-3 Procedures for definitions of the defined terms used herein.)

(1) The securities were purchased prior to the end of
the first day on which any sales were made, at a price
that is not more than the price paid by each other
purchaser of securities in that offering or in any
concurrent offering of the securities (except, in the case of an
Eligible Foreign Offering, for any rights to purchase
required by law to be granted to existing security holders
of the issuer); OR   YES

(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

The underwriting was a firm commitment
underwriting?   YES

The commission, spread or profit was reasonable and
fair in relation to that being received by others for
underwriting similar securities during the same period?   YES

The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors have been in continuous
operation for not less than three years?   YES

(1) The amount of the securities, other than those sold
in and Eligible Rule 144A Offering (see below), purchased
by all of the investment companies advised by the
Adviser did not exceed 25% of the principal amount
of the offering; OR   YES

(2) If the securities purchased were sold in an Eligible
Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser did not exceed 25% of the total of :

(i) The principal amount of the offering of such class sold by underwriters of members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(ii) The Principal amount of the offering of such class in any concurrent public offering?

(1) No affiliated underwriter of the purchasing Fund
was a direct or indirect participant in or beneficiary
of the sale ; OR    YES

(2) With respect to the purchase of Eligible Municipal securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

Information has or will be timely supplied to the
Appropriate officer of the Trust for inclusion on SEC Form N-SAR and
quarterly reports to the Trustees?   YES


I have submitted these answers and completed this form based on all available information.

Name: Spencer Fleming
Title :
Vice President
Date: January 7, 2005





EXHIBIT F:
Item 77Q1(a) - EXHIBITS

Please refer to the Securities Act of 1933/The Investment
Company Act of 1940 Post Effective Amendment No.
8/Amendment No. 10 to the Registration Statement on Form N-
1A of AB Funds Trust filed on September 7, 2004.



Item 77Q1 (d) and Item 77Q1 (e) - EXHIBITS

Please refer to the Definitive Information Statement on Form DEF 14C (No. 811-10263) filed with the U.S. Securities and Exchange Commission (the "SEC") on November 5, 2004, with respect to AB Funds Trust.